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Exhibit 23

                 [McGladrey & Pullen, LLP Letterhead]


CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 19, 1996, which appears on page 15 of the 1995 Annual Report to Shareholders of National City Bancshares, Inc., which is incorporated by reference in National City Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.

/s/  McGladrey & Pullen, LLP
McGladrey & Pullen, LLP

August 23, 1996

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